EXHIBIT 23.2

CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in this Registration Statement on Form S-8 pertaining to the registration of 750,000 shares of common stock under the 2003 Employee Stock Purchase Plan, of our report dated October 25, 2002 with respect to the consolidated financial statements Kronos Incorporated included in its Annual Report (Form 10-K) for the year ended September 30, 2002, filed with the Securities and Exchange Commission.

/s/    ERNST & YOUNG LLP

Boston, Massachusetts

July 30, 2003